Exhibit 10.14

RED HAT, INC.

Red Hat, Inc. 2004 Long-Term Incentive Plan, as amended

Form of Director Restricted Stock Agreement

Cover Sheet

This Agreement evidences the grant by Red Hat, Inc., a Delaware corporation (the “Company”), on the date set forth below (the “Grant Date”) to the person named below (the “Director” or “Participant”) of a Restricted Stock Award (the “Award”) with respect to the number of shares of restricted stock listed below (the “Restricted Stock”) of the Company’s common stock, $.0001 par value per share (“Common Stock”), with a vesting start date listed below (the “Vesting Start Date”). This Award is subject to the terms and conditions specified in the Red Hat, Inc. 2004 Long-Term Incentive Plan, as amended (the “Plan”) and in the Agreement consisting of this Cover Sheet, the attached Exhibit A and Appendix A thereto.

Director Name:

Grant Date:

Vesting Start Date:

Number of Shares of Restricted Stock:

RED HAT, INC.
1801 Varsity Drive Raleigh, North Carolina 27606

By:
(Director Signature)	Name:
Title:

By accepting this Award, the Director hereby (i) acknowledges that a copy of the Plan and a copy of the Plan prospectus have been delivered to the Director and additional copies thereof are available upon request from the Company’s Equity Compensation Department and can also be accessed electronically, (ii) acknowledges receipt of a copy of this Cover Sheet, and Exhibit A and Appendix A thereto (collectively, the “Agreement”) and accepts the Award subject to all the terms and conditions of the Plan and the Agreement; (iii) represents that the Director has read and understands the Plan, the Plan prospectus and the Agreement, and (iv) acknowledges that there are tax consequences related to the Award and that the Director should consult a tax advisor to determine his or her actual tax consequences. The Director must accept this Award electronically, within thirty (30) days following notification of the grant, pursuant to the online acceptance procedure established by the Company; otherwise, the Company may, in its sole discretion, rescind the Award in its entirety.

EXHIBIT A

RED HAT, INC.

Red Hat, Inc. 2004 Long-Term Incentive Plan, as amended

Director Restricted Stock Agreement

Terms and Conditions

1.	Grant of Restricted Stock.

The Award is granted pursuant to and is subject to and governed by the Plan. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the same meaning as in the Plan. The Restricted Stock shall be granted to the Participant without payment of consideration (other than continuing services).

2.	Vesting.

All of the shares of Restricted Stock initially shall be unvested shares. For so long as the Participant maintains continuous service to the Company or one of its Affiliates as an Employee or Director (a “Business Relationship”) throughout the period beginning on the Grant Date and ending on the vesting date set forth below, the Restricted Stock shall become vested according to the schedule set forth below, subject to Section 3 hereof:

Vesting Date	Number of Vested Shares

Notwithstanding the foregoing, upon the Participant’s death or disability (as defined in Section 409A of the Code (“Section 409A”)), all of the Restricted Stock shall become fully vested.

3.	Cessation of Business Relationship.

If the Participant’s Business Relationship ceases for any reason, the shares of Restricted Stock that were not vested on the date of such cessation of service will be forfeited, except as provided in Section 2 and Appendix A. The shares of Restricted Stock that are forfeited will be cancelled and returned to the Company. The Participant’s Business Relationship shall be deemed to have ceased on the last day of active service to the Company or any Affiliate and shall not be extended by any notice of termination period. The Participant shall have no further rights with respect to any shares of Restricted Stock that are so forfeited. Any change in the type of Business Relationship the Participant has within or among the Company and its Affiliates shall not result in the forfeiture of the Restricted Stock so long as the Participant continuously maintains a Business Relationship.

4.	Procedure.

The shares of Restricted Stock under the Agreement shall be registered in the Participant’s name and held by the Company’s transfer agent in book entry format on behalf of the Participant. When the Restricted Stock vests, the Company’s transfer agent shall deliver from the shares of Restricted Stock deposited with it the number of shares which have then vested to or for the account of the Participant (or the Participant’s legal representatives, beneficiaries or heirs). The Participant agrees that any resale of the shares of Restricted Stock received upon vesting shall be made in compliance with the registration requirements of the Securities Act of 1933, as amended, or an applicable exemption therefrom, including without limitation the exemption provided by Rule 144 issued thereunder (or any successor rule).

5.	Restrictions on Transfer.

(a) Until the Restricted Stock vests, as provided in Section 2 or Section 3, the Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any Restricted Stock, either voluntarily or by operation of law. Any attempt to dispose of any Restricted Stock in contravention of the above restriction shall be null and void and without effect.

(b) The Company shall not be required (i) to transfer on its books any of the Restricted Stock which have been transferred in violation of any of the provisions set forth herein or (ii) to treat as the owner of such Restricted Stock any transferee to whom such Restricted Stock have been transferred in violation of any of the provisions contained herein.

6.	No Obligation to Continue Business Relationship.

Neither the Plan, this Agreement, nor the grant of the Restricted Stock imposes any obligation on the Company or its Affiliates to have or continue a Business Relationship with the Participant.

7.	Rights as Stockholder.

Except for the restrictions on transfer and vesting provisions in this Agreement, the Participant shall have all of the rights of a stockholder of the Company with respect to the Restricted Stock, including but not limited to the right to receive dividends paid on the Restricted Stock and the right to vote the Restricted Stock.

8.	Adjustments for Capital Changes.

The Plan contains provisions covering the treatment of Restricted Stock in a number of contingencies such as stock splits and mergers. Provisions in the Plan for such adjustments are hereby made applicable hereunder and are incorporated herein by reference.

9.	Change in Control.

Provisions regarding a Change in Control are set forth on Appendix A.

10.	Tax Matters.

The Participant understands that he or she may elect to be taxed at the time the Restricted Stock is granted rather than when and as the Restricted Stock vests by filing an election under Section 83(b) of the Code with the Internal Revenue Service and the Company within 30 days from the date of grant.

11.	Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Participant, at the most recent address shown on the records of the Company, and if to the Company, to the Company’s principal office, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This Agreement (including the cover sheet) and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded by the Committee as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law or other applicable rules, including without limitation, the rules of the stock exchange on which the Shares are listed. If the Committee determines that the Award terms could result in adverse tax consequences to the Participant, the Committee may amend this Agreement without the consent of the Participant in order to minimize or eliminate such tax treatment.

(c) Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

(d) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, distributees, executors and administrators of the Participant and the successors and assigns of the Company.

(f) Participant’s Acceptance. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. The Participant is urged to read this Agreement carefully and to consult with his or her own personal tax, legal and financial advisors regarding the terms and consequences of this Agreement and the legal and binding effect of this Agreement. By virtue of his or her acceptance of this Agreement, the Participant is deemed to have accepted and agreed to all of the terms and conditions of this Award and the provisions of the Plan, including as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award.

(g) Section 409A. This Agreement and the Restricted Stock are intended to qualify for an exemption from the requirements of Section 409A and shall be construed consistently therewith and shall be interpreted in a manner consistent with that intention. Notwithstanding the foregoing, the Company, its Affiliates, Directors, Officers and Agents shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from Section 409A is not so exempt, or for any action taken by the Committee.

(h) Governing Law/Choice of Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties, evidenced by this Award or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of North Carolina and agree that such litigation shall be conducted only in the courts of Wake County, North Carolina, or the federal courts for the United States for the Tenth District of North Carolina, and no other courts, where this Award is made and/or to be performed.

(i) Administrator Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Participant, the Company and all other interested persons.

APPENDIX A

In the event the Director has continuously served as a director until a Change in Control event, all of the Restricted Stock shall become vested.

For purposes of this Agreement, the following terms shall have the assigned meanings:

“Change in Control” means the occurrence of any one of the following events:

(i) individuals who, on the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the initial public offering whose election or nomination for election was approved by a vote of at least a majority of the Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii) below, or (E) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 35% or more of Company Voting Securities by such person;

(iii) the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 40% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(v) the occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.